Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Corporation Announces Leadership Transition in Environmental Technologies Division
Changes align with strategic focus on operational efficiency and performance improvement
MT. LAUREL, NJ – June 12, 2025 -- InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include semiconductor (“semi”), automotive/EV, defense/aerospace, industrial, life sciences, and safety/security, today announced the appointment of Richard Rogoff as President of its Environmental Technologies Division, effective June 11, 2025. He succeeds Michael Tanniru, who is departing the Company to pursue other opportunities.
“This strategic adjustment to our team supports our efforts to reduce costs, sharpen our operational focus and ensure strong leadership across our businesses,” said Nick Grant, President and CEO. “Rich brings a deep understanding of our strategy, customers, and growth objectives. We are confident he will provide the discipline and direction needed to accelerate performance in Environmental Technologies as we advance our VISION 2030 growth strategy. While this transition reflects our commitment to cost efficiencies with the reduction of an executive position, acquisitions remain a key element of our VISION 2030 strategy. Our structure supports each division leader, who is responsible for identifying acquisition opportunities. We recognize the Division presidents are closest to their markets and customers and will have the connections and relationships to uncover opportunities to further diversify geographically or deepen reach into our target markets.”
“I am honored to step into this role and lead a team that plays such an essential part in InTest’s broader mission,” said Rich Rogoff. “Having been closely involved in our growth strategy, I see significant opportunity to strengthen execution and deliver value, both organically and through targeted acquisitions.”
Mr. Rogoff joined InTest in 2021 and has served as Vice President of Corporate Development, where he has led the Company’s M&A strategy and Sustainability initiatives. We believe his demonstrated knowledge of the business, combined with extensive experience in growth-focused leadership roles, makes him well-suited to drive execution in the Environmental Technologies Division and support InTest’s continued momentum across its core markets.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“semi”), automotive/EV, defense/aerospace, industrial, life sciences and safety/security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “continue,” “could,” “expects,” “will,” “plan,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its VISION 2030 Growth Strategy, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	dpawlowski@allianceadvisors.com
Tel: (716) 843-3908